EXHIBIT 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

EMCORE Corporation Announces New $35 Million Credit Facility with Wells Fargo

Albuquerque, New Mexico, November 17, 2010 – EMCORE Corporation (NASDAQ: EMKR – News), a leading provider of compound semiconductor–based components and subsystems for the broadband, fiber optic, satellite, and terrestrial solar power markets, today announced the establishment of a revolving credit facility with Wells Fargo.  The asset-based credit facility provides for borrowings up to $35 million for working capital requirements, letters of credit and other general corporate purposes.

The credit facility is subject to certain financial covenants and a borrowing base formula and matures in November 2013.  The credit facility bears interest at a rate per annum equal to the daily three month LIBOR rate for the applicable interest period plus 3.00%.  The loan is secured by substantially all of the Company’s assets located in the United States and is guaranteed by certain subsidiaries of the Company.  The loan agreement contains customary representations and warranties, and affirmative and negative covenants.

In connection with the new facility, EMCORE terminated its prior loan agreement with Bank of America.  The prior agreement provided the Company with a revolving credit facility of $14,000,000.

"We are pleased to have executed a significant increase in our credit facility.  This credit facility, combined with our existing cash position and improved operating performance over the past year, ensures that we have the financial capability required to support our strategic plan," stated Mark Weinswig, Chief Financial Officer of EMCORE.

Additional information can be found in a current report on Form 8-K to be filed with the Securities and Exchange Commission.

About EMCORE:

EMCORE Corporation is a leading provider of compound semiconductor-based components and subsystems for the fiber optics and solar power markets. EMCORE's Fiber Optics segment offers optical components, subsystems and systems that enable the transmission of video, voice and data over high-capacity fiber optic cables for high-speed data and telecommunications, cable television (CATV) and fiber-to-the-premises (FTTP) networks. EMCORE's Solar Power segment provides solar products for satellite and terrestrial applications. For satellite applications, EMCORE offers high-efficiency compound semiconductor-based gallium arsenide (GaAs) solar cells, covered interconnect cells and fully integrated solar panels. For terrestrial applications, EMCORE offers concentrating photovoltaic (CPV) systems for utility scale solar applications as well as offering its high-efficiency GaAs solar cells and CPV components for use in solar power concentrator systems. For specific information about our company, our products or the markets we serve, please visit our website at http://www.emcore.com.

Forward–Looking Statements:

This press release contains forward-looking statements based on certain assumptions and contingencies that involve risks and uncertainties. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this press release involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures. EMCORE believes that all forward-looking statements made by it have a reasonable basis, but there can be no assurance that management’s expectations, beliefs or projections as expressed in the forward-looking statements will actually occur or prove to be correct. In addition to general industry and economic conditions, factors that could cause actual results to differ materially from those discussed in the forward-looking statements in this press release include, but are not limited to risks affecting Wells Fargo Capital Finance, and other factors that could affect EMCORE’s business, financial conditions and results of operations are included in EMCORE’s Annual Report on Form 10-K under the caption “Risk Factors,” and updated by EMCORE’s subsequent filings with the SEC, all of which are available at the SEC’s website at http://www.sec.gov.  You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release.  EMCORE does not intend, and disclaims any obligation, to update any forward−looking information contained in this release or with respect to the announcements described herein.

Contact:

EMCORE Corporation
Mark Weinswig
Chief Financial Officer
(505) 332-5000
info@emcore.com

TTC Group
Victor Allgeier
(646) 290-6400
vic@ttcominc.com